SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: November 27, 2001
                (Date of earliest event reported) November 26, 2001


                                RAM ENERGY, INC.
             (Exact name of registrant as specified in its charter)


        OKLAHOMA                         333-42641              52-1535102
(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)

                        5100 East Skelly Drive, Suite 650
                                Tulsa, Oklahoma                   74135
                   (Address of principal executive offices)     (Zip Code)

                                 (918) 663-2800
              (Registrant's telephone number, including area code)
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                    Information To Be Included in the Report

Item 5. Other Events

     The Registrant and Carmen Acquisition Corp. have been unable to reach a definitive agreement with respect to the specific terms of a proposed merger of the Registrant with Carmen Acquisition Corp. The parties have terminated their October 31, 2001 Letter of Intent and any further discussions with respect to such proposed merger. The parties have agreed to consider alternative transactions, which may include a sale by the Registrant of certain producing properties. However, the parties have not entered into any definitive agreements with respect to any such transaction.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            RAM ENERGY, INC.

                            By  LARRY E. LEE
                                Larry E. Lee, President and Chief Executive
                                Officer

November 27, 2001